Exhibit 99.1

Contact:

Sachem Capital Corp.

John L. Villano, Co-CEO & CFO

(203) 433-4736

FOR IMMEDIATE RELEASE

SACHEM CAPITAL CORP. ANNOUNCES CLOSING OF PUBLIC OFFERING

Branford, CT, October 27, 2017 – Sachem Capital Corp. (NYSE American: SACH) (“the Company”), a real estate finance company specializing in originating, underwriting, funding, servicing and managing a portfolio of short-term, “hard money” real estate loans, today announced the closing of its previously announced public offering of 3,750,000 common shares at a price to the public of $4.00 per share. Gross proceeds to the Company from the offering were $15,000,000, before deducting underwriting discounts and commissions and other estimated offering expenses. The Company has granted the underwriters a 45-day option to purchase up to 562,500 additional common shares to cover over-allotments, if any. The Company intends to use the net proceeds of the offering primarily to expand its loan portfolio and for working capital and general corporate purposes.

FBR Capital Markets & Co. and Joseph Gunnar & Co., LLC acted as joint book-running managers for the offering. The Benchmark Company LLC acted as co-manager for the offering.

This offering is being made pursuant to a S-11 registration statement (File No. 333-219854) previously filed with the Securities and Exchange Commission (the “SEC”) and which became effective at 5:10 PM eastern time on October 24, 2017. A final prospectus with respect to this offering was filed with the SEC on October 25, 2017. Electronic copies of the registration statement and electronic copies of the final prospectus relating to this offering may be obtained from the SEC’s website at www.sec.gov or from FBR Capital Markets & Co., Attention: Prospectus Department, 1300 14th Street North, Suite 1400, Arlington, VA 22209, or by telephone at (800) 846-5050 or by email at prospectuses@fbr.com; and Joseph Gunnar & Co., LLC, 30 Broad Street, 11th Fl, New York, NY 10004 or via telephone at 212-440-9600 or email: prospectus@jgunnar.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Sachem Capital Corp.

Sachem Capital Corp. specializes in originating, underwriting, funding, servicing and managing a portfolio of first mortgage loans. It offers short term (i.e., three years or less) secured, nonbanking loans (sometimes referred to as “hard money” loans) to real estate investors to fund their acquisition, renovation, development, rehabilitation or improvement of properties located primarily in Connecticut. The company does not lend to owner occupants. The company’s primary underwriting criteria is a conservative loan to value ratio. The properties securing the Company’s loans are generally classified as residential or commercial real estate and, typically, are held for resale or investment. Each loan is secured by a first mortgage lien on real estate and may also be secured with additional real estate collateral. Each loan is also personally guaranteed by the principal(s) of the borrower, which guaranty may be collaterally secured by a pledge of the guarantor’s interest in the borrower. The Company also makes opportunistic real estate purchases apart from its lending activities. The Company believes that it qualifies as a real estate investment trust (REIT) for federal income tax purposes and intends to make the election to be taxed as a REIT when it files its 2017 federal income tax return.

Forward Looking Statements

This press release may contain forward-looking statements. All statements other than statements of historical facts contained in this press release, including statements regarding the Company’s future results of operations and financial position, strategy and plans, and its expectations for future operations, are forward-looking statements. The words “anticipate,” “estimate,” “expect,” “project,” “plan,” “seek,” “intend,” “believe,” “may,” “might,” “will,” “should,” “could,” “likely,” “continue,” “design,” and the negative of such terms and other words and terms of similar expressions are intended to identify forward- looking statements.

These forward-looking statements are based largely on the Company’s current expectations and projections about future events and trends that it believes may affect its financial condition, results of operations, strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to several risks, uncertainties and assumptions as described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, level of activity, performance or achievements. In addition, neither the Company nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Sachem Capital Corp. disclaims any duty to update any of these forward-looking statements.

All forward-looking statements attributable to the Company are expressly qualified in their entirety by these cautionary statements as well as others made in this press release. You should evaluate all forward-looking statements made by the Company in the context of these risks and uncertainties.

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